Exhibit 10.2

SUMMARY SHEET OF DIRECTOR COMPENSATION

The following summary sets forth current rates of cash and other compensation for directors and advisory directors. Director compensation rates were last adjusted on May 9, 2007.

Compensation Item	Current Compensation
Board Retainer
Employee Directors	$3,000
Non-employee Directors	$50,000
Non-employee Advisory Directors	$21,000
Audit Committee
Chair Annual Retainer	$12,000
Member Annual Retainer	$8,000
Compensation Committee
Chair Annual Retainer	$10,000
Member Annual Retainer	$6,000
Nominating & Corporate Governance Committee
Chair Annual Retainer	$5,000
Member Annual Retainer	$4,000
Presiding Director Annual Retainer	$12,000
Restricted Stock	$70,000

Board and committee retainers are subject to reductions for missed meetings, unless the absence was for medical reasons. Directors may defer their cash compensation by participating in the Company’s Deferred Compensation Program (filed December 11, 2006 as Exhibit 10.2 to the Company’s Current Report on form 8-K).